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                                                                    Exhibit 10.4

                                 BELDEN CDT INC.

                    STOCK APPRECIATION RIGHT AWARD AGREEMENT

      THIS STOCK APPRECIATION RIGHT AWARD AGREEMENT (this "Agreement") is effective February 22, 2006 (the "GRANT DATE") by and between Belden CDT Inc., a Delaware corporation (the "COMPANY") and John Stroup ("GRANTEE").

      WHEREAS, the Grantee is an executive or management employee of the Company and has been selected by the Compensation Committee (the "COMMITTEE") of the Board of Directors of the Company (the "BOARD") to receive a grant of stock appreciation rights corresponding to 113,600 shares (the "SHARES") of the Company's common stock, $0.01 par value per share (the "COMMON STOCK"), subject to certain restrictions, and to enter into a Stock Appreciation Right Award Agreement in the form hereof;

      NOW THEREFORE, the Company and the Grantee hereby agree as follows:

      1. GRANT OF SARs. The Company hereby grants to the Grantee, on the Grant Date, stock appreciation rights corresponding to 113,600 Shares (such Stock Appreciation Rights with respect to such number of Shares being the "SARs"). The SARs have an exercise price of $25.805 per Share (the "EXERCISE PRICE"), which is the fair market value of a Share on the Grant Date (such fair market value representing the average of the high and low publicly-traded price of a Share on the Grant Date). The SARs shall vest and become exercisable ("VEST") in accordance with Section 2 below. The Grantee shall have no direct or secured claim in any specific assets of the Company or the Shares to be issued to Grantee under Section 4 hereof and will have the status of a general unsecured creditor of the Company. The SARs are granted under the Company's 2001 Long-Term Performance Incentive Plan (the "PLAN") and shall be subject to the terms and conditions of the Plan. Capitalized terms used in this Agreement without further definition shall have the same meanings given to such terms in the Plan. The award of 13,600 of the SARs ( the amount in excess of the original annual award limit under the Plan) is conditioned on shareholders approving an increase in the number of awards individual participants may receive under the Plan to an annual limit of 400,000. If shareholder approval is not obtained, the portion of the SARs in excess of the original individual limit of 100,000 awards (i.e., 13,600 SARs) will be cancelled and terminated, notwithstanding any contrary provision of Grantee's executive employment agreement with the Company, effective October 31, 2005.

      2. VESTING OF SARs. One-third (1/3) of the SARs shall Vest on the first anniversary of the Grant Date, one-third (1/3) shall Vest on the second anniversary of the Grant Date, and the remainder shall Vest on the third anniversary of the Grant Date. Such vesting rights with respect to the SARs are further subject to the following conditions:

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      (a)   Employment. During the Grantee's lifetime, the SARs are exercisable only by the Grantee, and, except as otherwise provided in clause (c) below, only if the Grantee has remained continuously employed by the Company from the Grant Date.

      (b) Term of SARs. The SARs shall expire ten years following the Grant Date (the period between the Grant Date and such expiration date being the "SAR TERM"), or earlier if clause (c) of this Section 2 applies.

      (c) Exceptions. Subject to the exceptions noted in subparts (i)-(iv) below, the SARs shall be forfeited, cancelled and terminated immediately if the Grantee is no longer employed by the Company.

            (i) Retirement. If after one year from the Grant Date the Grantee retires from employment with the Company in accordance with any Company retirement plan then in effect, the Grantee may at any time within the three-year period following such retirement (but within the SAR Term) exercise all SARs, including those SARs that had not previously vested which shall Vest upon retirement. The Grantee's right to exercise SARs upon retirement in such fashion is expressly conditioned on the Grantee's furnishing to the Company a non-compete covenant (the form of which must be reasonably acceptable to the Company) that would prevent the Grantee from competing against the Company during such three-year period following retirement (or, if shorter, through the end of the SAR Term). The non-compete covenant will contain a provision that will require the Grantee to pay the Company damages if the Grantee breaches such non-compete covenant. The damages shall include any gain the Grantee may receive from the exercise of an SAR in violation of such non-compete covenant.

            (ii) Disability. If the Grantee is no longer with the Company due to disability (in accordance with any Company disability policy then in effect), the Grantee may at any time within one year following the Grantee's leaving the Company (but within the SAR Term) exercise all SARs, including those SARs that had not previously vested which shall Vest upon the date of disability.

            (iii) Termination of Employment. If after one year from the Grant
                  Date the Grantee or the Company terminates the Grantee's employment (other than when the Company terminates the Grantee's employment for Cause, as defined below), the Grantee may at any time within ninety days following the Grantee's leaving the Company (but within the SAR Term) exercise the Grantee's SARs to the extent the Grantee was entitled to exercise such SARs prior to leaving the Company, but not otherwise. "CAUSE" as used above shall mean the willful failure to discharge responsibilities.

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            (iv)  Death. If the Grantee dies while employed by the Company (or if the Grantee were to die during the post-employment period covered by Section 2(c)(ii) (Disability) above), the person entitled by will or the applicable laws of descent and distribution may, within one year from the Grantee's death (but within the SAR Term), exercise the Grantee's SARs, including those SARs that had not previously vested which shall Vest upon the date of death.

      (d) Change in Control. Immediately preceding the occurrence of a Change in Control of the Company (as defined in Section 6(e) below), the unvested SARs shall immediately Vest in full and, to the extent not previously exercised by the Grantee, shall be deemed thereupon exercised in full.

      3. NON-ASSIGNMENT OF RIGHTS. The Grantee may not assign or transfer any SARs except by will or by the laws of descent and distribution or by a qualified domestic relations order.

      4. EXERCISE OF SARs.

            (a) Exercise. Vested SARs may be exercised by following the procedures the Company has in place at the time of exercise. For Vested SARs to be exercised by a person other than the Grantee (as provided above), the Company must have appropriate documentation evidencing the rights of the Grantee's beneficiary(s). The Grantee shall designate the number of Shares subject to the Vested SARs that are being exercised, and upon exercise shall be entitled to receive that number of Shares having an aggregate fair market value equal to the excess of the fair market value of one Share, at the time of such exercise, over the Exercise Price, multiplied by the number of Shares subject to the SARs which are so exercised. For purposes of this Section 4(a), fair market value shall be determined by calculating the average of the high and low publicly-traded price of a Share on the date of exercise.

            (b) Issuance of Shares. The Company shall issue Shares to the Grantee upon exercise of SARs pursuant to Section 4(a) above by issuing to the Grantee a stock certificate (or register Shares of Common Stock in book-entry form) representing a number of requisite number of Shares. No fractional shares may be delivered, but in lieu thereof a cash or other adjustment shall be made as determined by the Committee in its discretion.

            (c) Withholding Taxes. At the time Shares of Common Stock are issued to the Grantee, the Company shall satisfy the statutory Federal, state and local withholding tax obligation (including the FICA and Medicare tax obligation) required by law with respect to the distribution of Shares from one or more of the following methods, as the Grantee elects: (i) the Company shall withhold cash compensation then accrued and payable to Grantee of such required withholding amount, (ii) the Grantee may tender a check or other payment of cash to the Company of such required withholding amount,

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or (iii) by withholding from Shares issuable to the Grantee hereunder having an aggregate fair market value equal to the amount of such required withholding.

      5. LEGALITY OF INITIAL ISSUANCE. No Shares shall be issued unless and until the Company has determined that:

            (d) It and the Grantee, at Company's expense, have taken any actions required to register the Shares under the Securities Act of 1933, as amended, or to perfect an exemption from the registration requirements thereof;

            (e) Any applicable listing requirement of any stock exchange or other securities market on which the Common Stock is listed has been satisfied; and

            (f) Any other applicable provision of state or federal law has been satisfied.

      6. MISCELLANEOUS PROVISIONS.

            (a) Rights as a Stockholder. Neither the Grantee nor the Grantee's representative shall have any rights as a stockholder with respect to any Shares subject to the SARs until the date that the Company is obligated to deliver Shares to the Grantee or the Grantee's representative pursuant to Section 4 above, and then only with respect to the Shares so delivered.

            (b) No Retention Rights. Nothing in this Agreement shall confer upon the Grantee any right to continue in the employment or service of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or of the Grantee, which rights are hereby expressly reserved by each, to terminate his employment or service at any time and for any reason, with or without cause.

            (c) Employment by Subsidiary, etc.. For purposes of this Agreement, employment by a parent or subsidiary of or a successor to the Company shall be considered employment by the Company.

            (d) Anti-Dilution. In the event that any change in the outstanding Shares of Common Stock of the Company (including an exchange of Common Stock for stock or other securities of another corporation) occurs by reason of a Common Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of Shares or other similar corporate changes, other than for consideration received by the Company therefore, the number of Shares subject to the SARs hereunder shall be appropriately adjusted by the Committee whose determination shall be conclusive, final and binding; provided, however that fractional Shares shall be rounded to the nearest whole share. In the event of any other change in the Common Stock, the Committee shall in its sole discretion determine whether such change equitably requires a change in the number or type of Shares subject to the SARs and any adjustment made by the Committee shall be conclusive, final and binding.

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            (e) Change in Control. A "CHANGE IN CONTROL" of the Company shall be deemed to have occurred if any of the events set forth in any one of the following subparagraphs shall occur:

                  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) (a "PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
      Act) of more than 50% of either (y) the then-outstanding shares of common stock of the Company (the "OUTSTANDING COMPANY COMMON STOCK") or (z) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "OUTSTANDING COMPANY VOTING SECURITIES"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1) and (2) of subsection (iii) of this definition; or

                  (ii) individuals who, as of the date hereof, constitute the Board (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

                  (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "BUSINESS COMBINATION"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, and (2) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the

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      time of the execution of the initial agreement, or of the action of the
      Board, providing for such Business Combination; or

                  (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

            (f) Incorporation of Plan. The provisions of the Plan are incorporated by reference into these terms and conditions.

            (g) Inconsistency. To the extent any terms and conditions herein conflict with the terms and conditions of the Plan, the terms and conditions of the Plan shall control.

            (h) Notices. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or upon deposit with a reputable overnight courier. Notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he most recently provided to the Company.

            (i) Entire Agreement; Amendments. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof. The Committee shall have authority, subject to the express provisions of the Plan, to interpret this Agreement and the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to modify the terms and provisions of this Agreement, and to make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in this Agreement in the manner and to the extent it shall deem necessary or desirable to carry it into effect. All action by the Committee under the provisions of this paragraph shall be final, conclusive and binding for all purposes.

            (j) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State, without giving effect to the choice of law provisions thereof.

            (k) Successors.

                  (i) This Agreement is personal to the Grantee and, except as otherwise provided in Section 2 above, shall not be assignable by the Grantee otherwise than by will or the laws of descent and distribution, without the written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by the Grantee's legal representatives.

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                  (ii) This Agreement shall inure to the benefit of and be
binding upon the Company and its successors. It shall not be assignable except in connection with the sale or other disposition of all or substantially all the assets or business of the Company.

            (l) Severability. If any provision of this Agreement for any reason should be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion hereof, which remaining provision or portion hereof shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion hereof eliminated.

            (m) Headings. The headings, captions and arrangements utilized in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement.

            (n) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

      This Agreement is executed by the Company as of the date and year first written above.

                                       BELDEN CDT INC.

                                       By:_____________________________________

                                       Title:__________________________________

      The undersigned Grantee hereby acknowledges receipt of an executed original of this Agreement and accepts the SARs granted hereunder, and further agrees to the terms and conditions hereinabove set forth.

                                       ________________________________________
                                       ____________________, Grantee

Date:_______________, 2006

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